Filed Pursuant to Rule 424(b)(3)

Registration No. 333-224504

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	31,628,573	$420.00	$13,284,000,660	$1,724,263.29

(1)	Assumes that the underwriters exercise their option to purchase 2,875,325 additional shares.
(2)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 27, 2018)

28,753,248 Shares

Common Stock

This prospectus supplement relates to an offering of 28,753,248 shares of our common stock, par value $0.01 per share (which includes 823,188 shares of our common stock issuable upon the automatic conversion of our Series B Convertible Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”)) by PNC Bancorp, Inc., a subsidiary of The PNC Financial Services Group, Inc. (“PNC”). We will not receive any of the proceeds from the sale of shares of our common stock sold in this offering.

Subject to the completion of this offering, we have agreed to purchase $1.1 billion of common stock from the selling stockholder at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount, as described in the section of this prospectus supplement entitled “Prospectus Summary—Recent Developments—Share Repurchase.” Following this offering and the $1.1 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling stockholder will have disposed of all of its shares, other than 500,000 shares it intends to donate to The PNC Foundation following the completion of the offering.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “BLK.” The last reported sale price of our common stock on May 12, 2020 was $454.44 per share.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the sections entitled “Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 68 of our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement.

	Per share	Total
Public Offering Price	$420.00	$12,076,364,160.00
Underwriting Discount	$5.04	$144,916,369.92
Proceeds, before expenses, to the selling stockholder	$414.96	$11,931,447,790.08

The underwriters may also purchase up to an additional: 2,875,325 shares of our common stock from the selling stockholder at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about May 15, 2020.

Joint Book-Running Managers

Morgan Stanley	Citigroup	Evercore ISI

BofA Securities	J.P. Morgan	Barclays

Credit Suisse	PNC Capital Markets LLC

Co-Managers

Goldman Sachs & Co. LLC	Jefferies	UBS Investment Bank

Wells Fargo Securities	Keefe, Bruyette & Woods,	Piper Sandler

A Stifel Company

RBC Capital Markets	Academy Securities	Guzman & Company

Loop Capital Markets	Siebert Williams Shank

Prospectus Supplement dated May 12, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

When used in this prospectus supplement, the terms “BlackRock,” “Company,” “we,” “our” and “us” refer to BlackRock, Inc. and its subsidiaries, unless otherwise specified.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholder and the terms on which the selling stockholder is offering and selling our common stock. The second part is the accompanying prospectus dated April 27, 2018, which contains and incorporates by reference important business and financial information about us and other information about the offering.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling stockholder may, from time to time, sell shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the shares of our common stock that the selling stockholder is selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, the selling stockholder and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information and Incorporation By Reference” beginning on page S-32 of this prospectus supplement before investing in our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined together with additional information described under “Where You Can Find More Information and Incorporation By Reference” on page S-32.

Before you invest in our common stock, you also should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus. Neither we, the selling stockholder nor any of the underwriters have authorized anyone to provide you with different information. We are not, and the selling stockholder and the underwriters are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC, to the extent they remain applicable to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (16) the ability to attract and retain highly talented professionals; (17) fluctuations in the carrying value of BlackRock’s economic investments; (18) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (19) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (20) the failure by a key vendor of BlackRock to fulfill its obligations to BlackRock; (21) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (22) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (23) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

S-iii

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision.

BLACKROCK

Overview

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $6.47 trillion and $7.43 trillion of AUM at March 31, 2020 and December 31, 2019, respectively. With approximately 16,300 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment and technology services to institutional and retail clients worldwide.

Our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes enables us to tailor investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® ETFs, separate accounts, collective investment trusts and other pooled investment vehicles. BlackRock also offers technology services, including the investment and risk management technology platform, Aladdin®, Aladdin Wealth, eFront, Cachematrix and FutureAdvisor, as well as advisory services and solutions to a broad base of institutional and wealth management clients. The Company is highly regulated and manages its clients’ assets as a fiduciary.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail investors. Furthermore, our structure facilitates strong teamwork globally across both functions and regions in order to enhance our ability to leverage best practices to serve our clients and continue to develop our talent.

Business Description

Retail

BlackRock serves retail investors globally through a wide array of vehicles across the investment spectrum, including separate accounts, open-end and closed-end funds, unit trusts and private investment funds. Retail investors are served principally through intermediaries, including broker-dealers, banks, trust companies, insurance companies and independent financial advisors.

At December 31, 2019, long-term assets managed for retail investors totaled $703.3 billion, or 10% of long-term AUM and 31% of full year long-term base fees. At that date, our Retail product mix included 36% of long-term AUM in equities, 43% in fixed income, 17% in multi-asset class and 4% in alternatives, primarily invested in actively managed products. The retail client base is diversified geographically, with 70% of long-term AUM managed for investors based in the Americas, 25% in EMEA and 5% in Asia-Pacific at year-end 2019.

iShares ETFs

iShares is the leading ETF provider in the world, with $2.2 trillion of AUM at December 31, 2019, or 33% of long-term AUM and 41% of full year long-term base fees. Our broad iShares ETF product range offers investors a precise, transparent and efficient way to gain exposure to a full range of asset classes and global markets that have been difficult for many investors to access, as well as the liquidity required to make adjustments to their exposures quickly and cost-efficiently.

Institutional

BlackRock serves institutional investors on six continents in sub-categories including: pensions, endowments and foundations, official institutions, and financial institutions; institutional AUM is diversified across product and region.

Long-term assets managed for institutional investors totaled $3.9 trillion, or 57% of total long-term AUM and 28% of full year long-term base fees at December 31, 2019. BlackRock’s institutional AUM is diversified by product with 49% of long-term AUM in equities, 37% in fixed income, 11% in multi-asset class and 3% in alternatives. Institutional AUM is further diversified by investment style, with 34% of client assets in active strategies and 66% of client assets in index strategies.

Technology Services

BlackRock offers investment management technology systems, risk management services, wealth management and digital distribution tools on a fee basis to clients, including banks, insurance companies, official institutions, pension funds, asset managers, asset servicers, retail distributors and other investors across North America, South America, Europe, Asia and Australia.

Aladdin is BlackRock’s proprietary technology platform, which serves as the investment and risk management system for both BlackRock and a growing number of institutional investors around the world. BlackRock offers risk reporting capabilities via the Aladdin Risk offering, as well as investment accounting capabilities.

Aladdin Provider is a tool used by BlackRock’s custodial partners, connecting them to the platform to add operational efficiency. BlackRock also offers a number of wealth management technology tools offering digital advice, portfolio construction capabilities and risk analytics for retail distributors. These tools include Aladdin Wealth, which provides wealth management firms and their financial professionals with institutional-quality business management, portfolio construction, modeling and risk analytics capabilities, FutureAdvisor, a digital wealth management platform that provides financial institutions with technology-enabled investment advisory capabilities to manage their clients’ investments, Cachematrix, a leading provider of financial technology which simplifies the cash management process for banks and their corporate clients in a streamlined, open-architecture platform, and eFront, a leading alternative investment management software and solutions provider.

In addition, BlackRock has made minority investments in the digital distribution companies Scalable Capital and iCapital, Acorns, a micro-investing tool, and Envestnet, a leading independent provider of technology-enabled, web-based investment solutions and services to financial advisors.

Cash Management and Securities Lending

BlackRock offers a variety of cash management mandates to clients around the world. Cash management products include taxable and tax-exempt money market funds, short term investment funds and customized separate accounts. Portfolios are denominated in U.S. dollars, Canadian dollars, Australian dollars, Euros, Swiss Francs, New Taiwan Dollars or British pounds. Cash management has grown, in part, due to the success in leveraging scale for clients and delivering innovative digital distribution and risk management solutions. Cash management AUM was $545.9 billion at December 31, 2019.

Securities lending is managed by a dedicated team, supported by quantitative analysis, proprietary technology and disciplined risk management. BlackRock receives both cash (primarily for U.S. domiciled portfolios) and noncash collateral under securities lending arrangements. The cash management team invests the cash we receive as collateral for securities on loan in other portfolios. Fees for securities lending for U.S. domiciled portfolios can be structured as a share of earnings, or as a management fee based on a percentage of the value of the cash collateral or both. The value of the securities on loan and the revenue earned are captured in the corresponding asset class being managed. The value of the collateral is not included in AUM.

Ownership

BlackRock is an independent, publicly traded company, with no single majority shareholder and a majority of independent directors on its Board of Directors. At December 31, 2019, PNC owned approximately 22.0% of BlackRock’s voting common shares outstanding and approximately 22.4% of the total capital stock, which includes both common stock and all of our outstanding nonvoting preferred stock. Following this offering and the $1.1 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling stockholder will have disposed of all of its shares, other than 500,000 shares it intends to donate to The PNC Foundation following the completion of the offering.

AUM by Product Type

	March 31	December 31,
	2020	2019	2018
(in millions)	(unaudited)
Equity	$2,959,662	$3,820,329	$3,035,825
Fixed income	2,235,815	2,315,392	1,884,417
Multi-asset	494,177	568,121	461,884
Alternatives	179,951	178,072	143,358

Long-term	5,869,605	6,881,914	5,525,484
Cash management	594,089	545,949	448,565
Advisory	2,974	1,770	1,769

Total	$6,466,668	$7,429,633	$5,975,818

Recent Developments

April 2020 Notes Offering

In April 2020, we issued $1.25 billion in aggregate principal amount of 1.900% senior unsecured and unsubordinated notes maturing on January 28, 2031 (the “2031 Notes”). The net proceeds of the 2031 Notes will be used for general corporate purposes, which may include the repayment of all or a portion of our $750 million 4.25% Notes due May 2021. Interest of approximately $24 million per year will be payable semi-annually on January 28 and July 28 of each year, commencing July 28, 2020. The 2031 Notes may be redeemed prior to October 28, 2030 in whole or in part at any time, at our option, at a “make-whole” redemption price or at 100% of the principal amount of the 2031 Notes thereafter.

Share Repurchase

On May 11, 2020, we entered into a stock repurchase agreement with PNC pursuant to which we have agreed to purchase $1.1 billion of common stock from the selling stockholder at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount (the “Repurchase”). Closing of the Repurchase is conditioned on, and is expected to occur immediately after, the completion of this offering and is subject to other customary closing conditions. Any shares bought in the Repurchase will thereafter be cancelled. We currently intend to use cash on hand, together with borrowings under our commercial paper program, to fund the Repurchase. The Repurchase is in addition to our existing share repurchase authorization under our share repurchase program. Subject to the closing of the offering, we will have repurchased an aggregate of approximately $1.5 billion of our common shares in 2020 and will have completed our targeted level of share repurchases for 2020, but will remain opportunistic should relative valuation opportunities arise.

Our principal office is located at 55 East 52nd Street, New York, New York 10055. Our telephone number is (212) 810-5300.

The Offering

Issuer	BlackRock, Inc.

BlackRock common stock offered by the selling stockholder	28,753,248 shares (including 823,188 shares issuable upon the automatic conversion of an equal number of shares of Series B Preferred Stock)

Stock Repurchase	Subject to the completion of this offering, we have agreed to purchase $1.1 billion of common stock from the selling stockholder at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount.

Option to purchase additional shares	2,875,325 shares to be sold by the selling stockholder. Except as otherwise indicated, all information in this prospectus supplement reflects no exercise of the underwriters’ option to purchase additional shares. Following this offering and the $1.1 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling stockholder will have disposed of all of its shares, other than 500,000 shares it intends to donate to The PNC Foundation following the completion of the offering.

BlackRock common stock outstanding immediately after this offering and the Repurchase	152,434,949 shares.

Series B Preferred Stock outstanding immediately after this offering	None.

Use of Proceeds	The Company will not receive any proceeds from the sale of common stock in this offering.

Common stock symbol	“BLK”

Risk Factors	Investing in our common stock involves substantial risks. See “Risk Factors” in this prospectus supplement and the sections entitled “Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 68 of our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein, for a description of certain risks that you should consider before investing in our common stock.

Underwriting (conflicts of interest)	Certain of our underwriters and their affiliates own our capital stock. Specifically, as of December 31, 2019, PNC and its affiliates owned approximately 22.0% of our voting common shares outstanding and approximately 22.4% of our total capital stock.

Under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), we may be considered to be under common control with PNC Capital Markets LLC and more than five percent of the offering proceeds, not including underwriting compensation, is intended to be paid to the selling stockholder, which is an affiliate of PNC Capital Markets LLC. Accordingly, PNC Capital Markets LLC is deemed to have a conflict of interest with us. Because of these relationships, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because a bona fide public market exists in the shares, as that term is defined in the rule. To comply with FINRA Rule 5121, PNC Capital Markets LLC will not confirm sales to any account over which PNC Capital Markets LLC exercises discretionary authority without the specific written approval of the accountholder.

Solebury Capital LLC, an affiliate of PNC Capital Markets LLC, has acted as a financial adviser in connection with PNC’s preparation for this offering. PNC has agreed to pay Solebury Capital LLC up to 5% of the gross spread earned by underwriters for its services.

Unless the context requires otherwise, the number of shares of our common stock and our Series B Preferred Stock to be outstanding after this offering is based on 154,262,618 shares and 823,188 shares, respectively, outstanding as of March 31, 2020 and reflects the Repurchase and the automatic conversion of all outstanding shares of our Series B Preferred Stock into an equal number of shares of our common stock as a result of this offering. For purposes of the foregoing amounts, the number of shares of our common stock to be outstanding after this offering excludes:

•	Approximately 1,915,792 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average price of $513.50 per share;

•	an aggregate of 6.1 million shares of common stock reserved for future issuances under equity incentive plans;

•	3,009,834 shares of common stock relating to unvested restricted stock units; and

•	the option to purchase additional shares in this offering and the Repurchase.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to our Business

Please see “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of risks affecting our business, in addition to the risk set out below.

The COVID-19 pandemic has caused and is causing significant harm to the global economy and may adversely affect our business, including our operations and financial condition, and may cause our AUM, revenue and earnings to decline.

The COVID-19 pandemic has resulted in authorities implementing numerous measures attempting to contain the spread and impact of COVID-19, such as travel bans and restrictions, quarantines, shelter in place orders, and limitations on business activity, including closures. These measures are, among other things, severely restricting global economic activity, which is disrupting supply chains, lowering asset valuations, significantly increasing unemployment and underemployment levels, decreasing liquidity in markets for certain securities and causing significant volatility and disruption in the financial markets.

Towards the end of the first quarter of 2020 the pandemic began to impact our business, the effects of which are ongoing, and such impact is expected to continue in future quarters if conditions persist. Should current economic conditions persist or deteriorate, there may be an ongoing adverse effect on our business, including our operations and financial condition, as a result of, among other things:

•

reduced assets under management, resulting in lower base fees, as well as a reduction in the value of our investment portfolio, including our co-investments and seed investments in sponsored investment funds;

•	lower alpha generation which may adversely affect future organic growth and our ability to generate performance fees;

•	reduced client and prospective client demand for BlackRock products and services and/or changing client risk preferences which may adversely affect future organic growth;

•	a decline in technology revenue growth as a result of extended sales cycles and longer implementation periods as clients work remotely;

•	the negative impact of the pandemic on our clients and key vendors, market participants and other third-parties with whom we do business;

•

the negative operational effects of an extended remote working environment, including strain on Aladdin® and/or our other internal and external technology resources leveraged at the firm, as well as the potential for heightened operational risks, such as cybersecurity risks; and

•	the disruption to our workforce due to illness and health concerns, potential limitations on our remote work environment, and government-imposed restrictions, laws and regulations.

The extent to which COVID-19, and the related global economic crisis, affect our business, results of operations and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our products, clients, vendors and employees. Moreover, the effects of the COVID-19 pandemic may heighten the other risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent report filed with the Securities and Exchange Commission.

Risks Related to the Offering

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Sale of a substantial number of shares of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, as consideration in acquisitions or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; future sales by us or our subsidiaries of equity, equity-related or debt securities; the amount, if any, of dividends that we pay on our common stock; anticipated or pending investigations, proceedings or litigation that involve or affect us; changes in regional, national or global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility; and changes in government regulation or proposals relating to us. In addition, the U.S. and global securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock.

Additional issuances of equity securities would dilute the ownership of existing stockholders and could reduce our earnings per share.

We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions or for other purposes. To the extent we issue additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Provisions in our certificate of incorporation and by-laws may discourage a takeover attempt.

Provisions contained in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our certificate of incorporation and by-laws impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See “Description of Capital Stock” in the accompanying prospectus.

Holders of our common stock may not receive dividends.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments and as permitted by our debt agreements. While we have stated we intend to pay dividends in 2020, we are not required to declare cash dividends on our common stock and the payment of future dividends is subject to the discretion of our board of directors. In determining the amount of any future dividends, our board of directors will consider economic and market conditions, our financial condition and operating results. This could adversely affect the market price of our common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The selected condensed consolidated historical income statement data for the years ended December 31, 2019, 2018 and 2017 and the selected consolidated historical balance sheet data as of December 31, 2019, 2018 and 2017, presented below have been derived from our audited consolidated financial statements. The selected condensed consolidated historical income statement data for the three months ended March 31, 2020 and 2019 and the selected consolidated historical balance sheet data as of March 31, 2020 presented below have been derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited financial statements provided herein have been prepared on substantially the same basis as the audited consolidated financial statements and reflect all normal and recurring adjustments necessary for a fair statement of the information for the periods presented. Results for the three months ended March 31, 2020 may not be indicative of the results for the year ending December 31, 2020. All financial data presented in this prospectus supplement has been prepared in accordance with United States generally accepted accounting principles.

This information should be read in conjunction with our consolidated financial statements (including the related notes thereto) and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement.

	Three Months Ended March 31		Year Ended December 31,
	2020	2019	2019	2018	2017
(in millions)	(unaudited)		(audited)
Income statement data:
Revenue
Investment advisory, administrative fees, and securities lending revenue	$3,055	$2,805	$11,777	$11,553	$10,868
Investment advisory performance fees	41	26	450	412	594
Technology services revenue	274	204	974	785	657
Distribution fees	276	262	1,069	1,155	1,183
Advisory and other revenue	64	49	269	293	298

Total revenue	3,710	3,346	14,539	14,198	13,600

Expense
Employee compensation and benefits	1,137	1,064	4,470	4,320	4,253
Distribution and servicing costs	445	404	1,685	1,675	1,663
Direct fund expense	277	242	978	998	895
General and administration	1,142	388	1,758	1,638	1,446
Restructuring charge	—	—	—	60	—
Amortization of intangible assets	25	15	97	50	89

Total expense	3,026	2,113	8,988	8,741	8,346

Operating income	684	1,233	5,551	5,457	5,254
Total nonoperating income (expense)	(71)	125	236	(79)	5

Income before income taxes	613	1,358	5,787	5,378	5,259
Income tax expense (benefit)	(14)	298	1,261	1,076	270

Net income	627	1,060	4,526	4,302	4,989
Less: net income (loss) attributable to noncontrolling interests	(179)	7	50	(3)	37

Net income attributable to BlackRock, Inc.	$806	$1,053	$4,476	$4,305	$4,952

	March 31	December 31,
	2020	2019	2018	2017
(in millions)	(unaudited)	(audited)
Balance sheet data:
Cash and cash equivalents(1)	$4,406	$4,829	$6,488	$7,038
Investments(1)	$5,240	$5,489	$4,476	$3,474
Goodwill and intangible assets, net	$32,903	$32,931	$31,365	$30,609
Total assets(2)	$149,020	$168,622	$159,573	$220,241
Borrowings	$5,933	$4,955	$4,979	$5,014
Total liabilities(2)	$114,510	$133,693	$126,033	$187,977

	(unaudited)
Assets under management:
Total assets under management	$6,466,668	$7,429,633	$5,975,818	$6,288,195

(1)

At March 31, 2020, cash and cash equivalents, and investments, include $269 million and $3,170 million, respectively, related to consolidated variable interest entities (“VIEs”). For 2019, cash and cash equivalents and investments include $131 million and $3,301 million, respectively, related to consolidated VIEs. For 2018, cash and cash equivalents and investments include $186 million and $2,680 million, respectively, related to consolidated VIEs. For 2017, cash and cash equivalents and investments include $144 million and $1,493 million, respectively, related to consolidated VIEs.

(2)

Includes separate account assets that are segregated funds held for purposes of funding individual and group pension contracts and collateral held under securities lending agreements related to these assets that have equal and offsetting amounts recorded in liabilities and ultimately do not impact BlackRock’s stockholders’ equity or cash flows.

USE OF PROCEEDS

The selling stockholder will receive all net proceeds from the sale of our common stock in this offering. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2020 (1) on a historical basis and (2) as adjusted to give effect to the 1.900% Notes due 2031 issued April 27, 2020, this offering, including the automatic conversion of 823,188 shares of our Series B Preferred Stock into an equal amount of our common stock as a result of this offering and the Repurchase. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this prospectus supplement.

	March 31, 2020
(in millions, except shares data)	Actual	As Adjusted
Cash and cash equivalents(1)	$4,406	$4,544

Long-term borrowings:(2)
4.25% Notes due 2021	750	750
3.375% Notes due 2022	748	748
3.50% Notes due 2024	997	997
1.25% Notes due 2025(3)	764	764
3.20% Notes due 2027	695	695
3.250% Notes due 2029	986	986
2.400% Notes due 2030	993	993
1.900% Notes due 2031(4)	—	1,238

Total long-term borrowings	5,933	7,171

Stockholders’ equity:
Common stock, $0.01 par value:
500,000,000 shares authorized; 171,252,185 issued and 154,262,618 outstanding on an actual basis and 172,075,373 issued and 152,434,949 outstanding on an as adjusted basis	2	2
Series B Convertible Participating Preferred Stock, $0.01 par value:
150,000,000 shares authorized; 823,188 issued and outstanding on an actual basis and 0 issued and outstanding on an as adjusted basis	—	—
Series C Convertible Participating Preferred Stock, $0.01 par value:
6,000,000 shares authorized; 0 issued and outstanding on an actual basis and on an as adjusted basis	—	—
Additional paid-in capital	18,885	18,885
Retained earnings	21,872	21,872
Accumulated other comprehensive loss	(810)	(810)
Treasury stock, common, at cost (16,989,567 shares on an actual basis and 19,640,424 on an as adjusted basis )	(6,936)	(8,036)

Total BlackRock, Inc. stockholders’ equity	33,013	31,913

Total capitalization	$38,946	$39,084

(1)	Assumes $1.1 billion of common stock is repurchased and excludes fees and expenses in connection with this offering.
(2)	Reflects the carrying value, which is net of unamortized discount and debt issuance costs.
(3)	That carrying value of the 1.25% Notes is calculated using the EUR/USD foreign exchange rate as of March 31, 2020.
(4)	That carrying value of the 1.900% Notes is included as of the issuance date of April 27, 2020.

SELLING STOCKHOLDER

The following table and the notes thereto set forth information regarding the beneficial ownership of our capital stock by the selling stockholder as of May 6, 2020, and as adjusted to reflect the sale of the shares of common stock offered in this offering (including shares of common stock issuable upon the automatic conversion of the Series B Preferred Stock as a result of this offering) and the Repurchase. All information contained in the table and the notes below (other than the information regarding percentage of our common stock, our preferred equity and economic interest in our Company owned by the selling stockholder) is based upon the information provided to us by the selling stockholder, and we have not independently verified this information.

Pursuant to the terms of the stockholder agreement among PNC and BlackRock, PNC currently has the right to designate two individuals to our board of directors. PNC currently has one designee on our board of directors, William S. Demchak. Immediately upon completion of this offering and the Repurchase, and assuming that the underwriters exercise their option to purchase additional shares in full with settlement of the option occurring simultaneously with the closing for this offering, we do not expect PNC and its affiliates to own any shares of our capital stock, other than 500,000 shares that PNC Bancorp has informed us it expects to contribute to The PNC Foundation and de minimis amounts of shares of our common stock held from time to time by PNC and its affiliates in the ordinary course of their business. Upon consummation of this offering, William S. Demchak will resign from our board of directors and PNC will no longer have the right to designate individuals to our board of directors. Upon consummation of this offering, so long as PNC owns less than five percent of our capital stock, the stockholder agreement that was entered into among BlackRock and PNC will terminate.

The number of shares of common stock and Series B Preferred Stock beneficially owned by the selling stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after May 6, 2020 through the exercise of any stock option or other right. The applicable percentage of ownership for the selling stockholder is based on 154,275,924 shares of common stock outstanding as of May 6, 2020.

	Ownership Before Offering and Repurchase		Securities Offered by this Prospectus	Ownership After Offering and Repurchase(2)
Name of Selling Stockholder	Series B Preferred Stock	Common Stock	Common Stock(1)(2)	Series B Preferred Stock	Common Stock(5)	% of Common Stock
PNC Bancorp, Inc.(3)(4)	823,188	33,956,242	31,628,573	—	500,000	0%

(1)

Represents the aggregate shares of common stock offered assuming the automatic conversion of the shares of the Series B Preferred Stock owned by the selling stockholder upon a transfer to a third party in this offering at a conversion rate of one share of common stock per one share of Series B Preferred Stock. The Series B Preferred Stock is not convertible into common stock upon transfer by such selling stockholder to its affiliates (except a broker-dealer affiliate in connection with a capital markets transaction).

(2)

Includes 2,875,325 shares representing the underwriters’ option to purchase additional shares of common stock. If the underwriters do not exercise that option, the selling stockholder would continue to own that number of shares of common stock immediately following this offering.

(3)

Prior to this offering and the Repurchase, PNC Bancorp beneficially owned 33,956,242 shares, or 22%, of our outstanding voting common stock and 823,188 shares of our Series B Preferred Stock, or 100% of our outstanding preferred equity, and collectively representing in the aggregate a 22.4% economic interest in our Company. The shares to be sold in this offering will be sold by PNC Bancorp, and will include                  shares of common stock and 823,188 shares of Series B Preferred Stock, which will automatically convert into an equal number of shares of common stock upon such sale to the underwriters. Immediately upon completion of this offering and the Repurchase, in which we have agreed to purchase $1.1 billion of common stock from the selling stockholder at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount, we do not expect PNC and its affiliates to own any shares of our capital stock (assuming the underwriters exercise their option to purchase additional shares in full, with settlement of the option occurring simultaneously with the closing for this offering), other than 500,000 shares that PNC Bancorp has informed us it expects to contribute to The PNC Foundation and de minimis amounts of shares of our common stock held from time to time by PNC and its affiliates in the ordinary course of their business.
(4)	Excludes 77,846 shares of common stock held by PNC affiliates in a fiduciary capacity as of May 6, 2020.
(5)	Includes 500,000 shares that PNC Bancorp has informed us it expected to contribute to The PNC Foundation following the completion of this offering.

In accordance with the provisions of PNC’s stockholder agreement with us, PNC was required, subject to certain conditions, to vote all of its voting shares in accordance with the recommendation of our Board of Directors. As a consequence, if the shares held by PNC constituted a substantial portion of the outstanding voting shares, matters submitted to a stockholder vote that required a majority or a plurality of votes for approval, including elections of directors, would have a substantial number of shares voted in accordance with the determination of our Board of Directors. This arrangement had the effect of concentrating a significant block of voting control over us in our Board of Directors, whether or not stockholders agreed with any particular determination of the Board. Following the consummation of this offering, and the termination of the stockholder agreement, PNC will no longer be required to vote in accordance with the recommendation of our Board of Directors.

Following the termination of the stockholder agreement with PNC, the following actions are permitted without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office (which would have required such prior approval pursuant to the stockholder agreement with PNC):

•	appointment of a new Chief Executive Officer of BlackRock;

•

any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of our capital stock would be held by persons different than the persons holding such majority of the total voting power prior to the occurrence of any such merger, issuance of shares or similar transaction, or any sale of all or substantially all of our assets;

•

any acquisition of any person or business which has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of our consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of our capital stock constituting more than 10% of the total voting power of our capital stock issued and outstanding immediately after completion of such acquisition;

•

except for repurchases otherwise permitted under the stockholder agreement, any repurchase by us or any subsidiary of shares of our capital stock such that after giving effect to such repurchase we and our subsidiaries shall have repurchased more than 10% of the total voting power of our capital stock within the 12-month period ending on the date of such repurchase;

•	any amendment to our certificate of incorporation or bylaws; or

•	any matter requiring stockholder approval pursuant to the rules of the New York Stock Exchange.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock by a non-U.S. holder as of the date hereof. This summary deals only with our common stock that is held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes, nor does it address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any foreign, state, local, or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to holders that are subject to special treatment under the United States federal income tax laws (including a holder that is a United States expatriate, a “controlled foreign corporation,” a “passive foreign investment company,” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot provide assurance that a change in law will not alter significantly the tax considerations that are described in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Non-U.S. holders that are partners of a partnership holding our common stock should consult their tax advisors.

Non-U.S. holders considering the purchase of our common stock should consult their own tax advisors concerning the particular United States federal income tax consequences of the ownership of our common stock, as well as the consequences arising under the laws of any other taxing jurisdiction.

Dividends

Distributions paid on our common stock will be taxable as dividends to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, any such effectively connected dividends received by a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (with certain adjustments) or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate for dividends will generally be required (i) to complete Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy certain relevant certification requirements set forth under applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period for our common stock and such non-U.S. holder held (at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period) more than 5% of our common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale in the same manner as if it were a United States person as defined under the Code. A non-U.S. holder described in the first bullet point immediately above that is a foreign corporation and may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (with certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States-source capital losses, even though the individual is not considered a resident of the United States.

We believe we have not been and are not currently a “United States real property holding corporation” for United States federal income tax purposes; however, no assurance can be given that we will not become one in the future. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a “United States real property holding corporation.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the IRS.

Foreign account tax compliance act

Withholding at a rate of 30% will generally be required in certain circumstances on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payer will in turn be required to provide to the U.S. Department of the Treasury. Prospective investors are urged to consult their tax advisers regarding the possible implications of these rules on their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C. are acting as representatives, have severally agreed to purchase, and the selling stockholder has agreed to sell to them, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	7,987,012
Citigroup Global Markets Inc.	5,590,909
Evercore Group L.L.C.	5,590,909
BofA Securities, Inc.	1,557,468
J.P. Morgan Securities LLC	1,557,468
Barclays Capital Inc.	1,198,052
Credit Suisse Securities (USA) LLC	1,198,052
PNC Capital Markets LLC	1,198,052
Goldman Sachs & Co. LLC	479,221
Jefferies LLC	479,221
UBS Securities LLC	479,221
Wells Fargo Securities, LLC	479,221
Keefe, Bruyette & Woods, Inc.	239,610
Piper Sandler & Co.	239,610
RBC Capital Markets, LLC	239,610
Academy Securities, Inc.	59,903
Guzman & Company	59,903
Loop Capital Markets LLC	59,903
Siebert Williams Shank & Co., LLC	59,903

Total:	28,753,248

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $3.024 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

The selling stockholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,875,325 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,875,325 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$420.00	$12,076,364,160.00	$13,284,000,660.00
Underwriting discounts and commissions to be paid by the selling stockholder:	$5.04	$144,916,369.92	$159,408,007.92
Proceeds, before expenses, to the selling stockholder	$414.96	$11,931,447,790.08	$13,124,592,652.08

The expenses of the offering, incurred by us, not including the underwriting discount, are estimated at $2.2 million and are payable by PNC. The underwriters have agreed to reimburse the selling stockholder for certain expenses incurred in connection with this offering.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

Our common stock is listed on the New York Stock Exchange under the trading symbol “BLK”.

We have agreed, subject to certain limited exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

a)	the sale of the shares of our common stock in this offering;

b)	any shares of our common stock issued by us upon the exercise of a warrant or the conversion of a security outstanding on the date hereof;

c)	any shares of our common stock issued or options to repurchase common stock granted pursuant to our existing employment benefit plans described or incorporated by reference in this prospectus;

d)	any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan described or incorporated by reference in this prospectus;

e)

the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require us to file such registration statement or prospectus supplement;

f)

shares of our common stock (or securities convertible into or exchangeable for shares of our common stock) issued in connection with the bona fide strategic acquisition of assets, a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to our business;

g)	any sales of shares of the common stock held in a fiduciary capacity on behalf of our clients; or

h)	any registration statement on Form S-8 under the Securities Act with respect to the foregoing clauses (c) or (d) or on Form S-4 under the Securities Act with respect to the foregoing clause (f).

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. None of BlackRock’s officers or directors has agreed with the underwriters to any contractual restrictions on transfers of BlackRock securities following this offering.

The selling stockholder has agreed, subject to certain limited exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, the selling stockholder has agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

a)	a transfer made as a bona fide gift or gifts;

b)	a transfer made as a distribution to limited partners or stockholders of the selling stockholder; or

c)	a transfer made to the selling stockholder’s affiliates or to any investment fund or any entity controlled or managed by the selling stockholder,

provided, that (1) the representatives received a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer, other than a transfer pursuant to clause (c) above, shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act and (4) the selling stockholder, other than in connection with a transfer pursuant to clause (c) above, does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, (a) the selling stockholder may sell shares of our common stock purchased by the selling stockholder on the open market following this offering, if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales and (b) nothing in this lock-up provision shall limit or restrict the sale of shares of our common stock held in a fiduciary duty by affiliates of the selling stockholder on behalf of their respective clients.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and/or the selling stockholder, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters and/or their affiliates are dealers under our commercial paper program. In addition, certain of the underwriters and/or their affiliates are lenders under our $4.0 billion revolving credit facility maturing in 2025.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our and/or the selling stockholder’s securities and instruments.

The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

Certain of our underwriters and their affiliates own our capital stock. Specifically, as of December 31, 2019, PNC and its affiliates owned approximately 22.0% of our voting common shares outstanding and approximately 22.4% of our total capital stock.

Under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), we may be considered to be under common control with PNC Capital Markets LLC and more than five percent of the offering proceeds, not including underwriting compensation, is intended to be paid to the selling stockholder, which is an affiliate of PNC Capital Markets LLC. Accordingly, PNC Capital Markets LLC is deemed to have a conflict of interest with us. Because of these relationships, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because a bona fide public market exists in the shares, as that term is defined in the rule. To comply with FINRA Rule 5121, PNC Capital Markets LLC will not confirm sales to any account over which PNC Capital Markets LLC exercises discretionary authority without the specific written approval of the accountholder.

Solebury Capital LLC, an affiliate of PNC Capital Markets LLC, has acted as a financial adviser in connection with PNC’s preparation for this offering. PNC has agreed to pay Solebury Capital LLC up to 5% of the gross spread earned by underwriters for its services.

Selling Restrictions

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (FIEL) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (QII)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the ‘‘Addressed Investors’’); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the ‘‘Qualified Investors’’). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728

1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified

Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) (B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

France

Neither this prospectus supplement nor any other offering material relating to the shares of common stock offered by this prospectus supplement has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares of common stock has been or will be:

(a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or

(b) used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b) to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c) in a transaction that, in accordance with Article L.411-2-I-1° -or-2° -or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares of our common stock offered by this prospectus supplement may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act. The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Switzerland

The shares of our common stock offered by this prospectus supplement may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and any offers of shares of our common stock have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or “CISA.” The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

China

This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of legal or natural persons of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

United Arab Emirates

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the shares of common stock offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares of common stock. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Chile

The shares of our common stock are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, the shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

(a)	the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business is to deal in securities, as principal or agent;

(ii)	the South African Public Investment Corporation;

(iii)	persons or entities regulated by the Reverse Bank of South Africa;

(iv)	authorized financial service providers under South African law;

(v)	financial institutions recognized as such under South African law;

(vi)

a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the person in (i) to (vi); or

(b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

VALIDITY OF THE COMMON STOCK

The validity of the issuance of the shares of common stock offered hereby will be passed upon for BlackRock, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Wachtell, Lipton, Rosen and Katz, New York, New York is acting as legal counsel to the selling stockholder.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of BlackRock’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.blackrock.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until the offering of securities under this prospectus supplement is terminated or completed. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.

This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Current Reports on Form 8-K filed January 16, 2020, January 16, 2020; January 17, 2020, January 27, 2020, February 13, 2020, April 1, 2020, April 27, 2020, April 28, 2020 and May 6, 2020; and

•

the portions of our definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of stockholders filed with the SEC on April  9, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents by writing to:

BlackRock, Inc.

55 East 52nd Street

New York, NY 10055

Tel.: (212) 810-5300

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. We are only offering these securities in places where sales of these securities are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, as well as information incorporated by reference herein, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may change after that date.

Prospectus

BlackRock, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

BlackRock, Inc. may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock or common stock, or (v) subscription rights to purchase debt securities, preferred stock or common stock.

We will provide the terms of these securities in supplements to this prospectus.

In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.

To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

You should read this prospectus and any prospectus supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “BLK”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 55 East 52nd Street, New York, New York 10055. Our telephone number is (212)  810-5300.

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 2.

As used in this prospectus, “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated.

BLACKROCK

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $6.288 trillion of assets under management (“AUM”) at December 31, 2017. With approximately 13,900 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment, risk management and technology services to institutional and retail clients worldwide.

Our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes enables the Company to tailor investment outcomes and asset allocation solutions for clients. We offer single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), separate accounts, collective investment trusts and other pooled investment vehicles. BlackRock also offers the investment and risk management technology platform, Aladdin®, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management clients. The Company is highly regulated and manages its clients’ assets as a fiduciary. We do not engage in proprietary trading activities that could conflict with the interests of our clients.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail investors.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management and technology service relationships by marketing its services to investors directly and through third-party distribution relationships, including financial professionals and pension consultants.

At December 31, 2017, The PNC Financial Services Group, Inc. (“PNC”) held 21.2% of BlackRock’s voting common stock and 21.7% of BlackRock’s capital stock, which includes outstanding common and nonvoting preferred stock.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.blackrock.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Current Reports on Form 8-K dated March 15, 2018 and April 6, 2018;

•	our definitive Proxy Statement on Schedule 14A filed April 13, 2018; and

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The description of our common stock contained in our registration statement on our predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

BlackRock, Inc.

55 East 52nd Street

New York, New York 10055

Tel.: (212) 810-5300

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the years 2013 through 2017 are included as an exhibit to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2017 and are incorporated in this prospectus by reference.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either unsecured senior debt or unsecured subordinated debt. We will issue debt securities that will be senior debt under an indenture between us and The Bank of New York Mellon, as trustee (the “senior indenture”), dated September 17, 2007. We will issue debt securities that will be subordinated debt under an indenture between us and The Bank of New York Mellon, as trustee (“subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 2.

General

The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness.” For additional information, see “—Subordination” below. As of December 31, 2017, approximately $5.014 billion aggregate principal amount of debt securities was outstanding under the Senior Indenture and no other senior indebtedness was outstanding. As of December 31, 2017, none of BlackRock’s existing debt would have been subordinated to the senior debt securities and none of such debt would have ranked equally with any subordinated debt securities offered pursuant to this registration statement. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. Since BlackRock is a holding company, the right of BlackRock, and hence the rights of the creditors and securityholders of BlackRock, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of BlackRock itself as a creditor of the subsidiary may be recognized. The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any debt securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

Under the subordinated indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the statement of financial condition of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Indebtedness does not include:

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any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of BlackRock, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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we are the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of our obligations under the indentures;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

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if properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indentures, we take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

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we deliver to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indentures and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officers’ certificate and an opinion of counsel stating that such supplemental indenture complies with the indentures.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of BlackRock; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or held by us in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures is The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities issued by us. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock, shares of preferred stock or debt securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended and our amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information” on page 2. We urge you to read our amended and restated certificate of incorporation, as amended, and amended and restated bylaws in their entirety.

General

Our amended and restated certificate of incorporation provides that we are authorized to issue 1 billion shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share and 500,000,000 shares of preferred stock, par value $0.01 per share of which 20,000,000 shares are designated as Series A convertible participating preferred stock, 150,000,000 shares are designated as Series B convertible participating preferred stock, 6,000,000 shares are designated as Series C convertible participating preferred stock and 20,000,000 shares are designated as Series D participating preferred stock. As of April 25, 2018, we had approximately 171,252,185 shares of common stock issued and approximately 160,216,961 shares of common stock outstanding, no shares of Series A convertible participating preferred stock issued and outstanding, approximately 823,188 shares of Series B convertible participating preferred stock issued and outstanding, approximately 143,458 shares of Series C convertible participating preferred stock issued and outstanding and no shares of Series D participating preferred stock issued and outstanding.

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 2. We urge you to read our amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.

General. The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series, which may be by distinguishing number, letter or title;

•

the number of shares of the class or series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

•

the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends are payable, the form of payment thereof (whether cash, our securities, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

•

whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series will cumulate;

•

if the shares of such class or series may be redeemed by us, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including our securities) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at our option or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including our obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

•	the amount payable out of our assets to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•

provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at our option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of our capital stock or into any other security, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

•	restrictions on the issuance of shares of the same class or series or of any other class or series of our capital stock, if any; and

•	the voting rights and powers, if any, of the holders of shares of the class or series.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock, all shares of preferred stock will be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock will share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

Since we are a holding company, our right, and hence the right of our creditors and securityholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of our subsidiaries, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Dividend Rights. Except as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the certificate of designations, and summarized in the prospectus supplement relating to a particular series of preferred stock, and no more, payable quarterly.

Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Voting Rights. The holders of preferred stock will have such voting rights as required by applicable law and as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of designations and summarized in the prospectus supplement relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Series A Convertible Participating Preferred Stock. As of April 25, 2018, no shares of Series A participating preferred stock (the “Series A Preferred Stock”) were outstanding. The Series A Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable, at the holder’s option, in shares of common stock, cash, or a combination of cash and common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series A Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series A Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series A Preferred Stock will be entitled to receive $0.01 per share of Series A Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock and the Series A Preferred Stock. The participating preferred stock has no voting rights except as required by applicable law.

Series B Convertible Participating Preferred Stock. As of April 25, 2018, we had outstanding approximately 823,188 shares of Series B convertible participating preferred stock (the “Series B Preferred Stock”). The Series B Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable in the same consideration and manner as is declared on any share of common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series B Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series B Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series B Preferred Stock will be entitled to receive $0.01 per share of Series B Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series B Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series B Preferred Stock has no voting rights except as required by applicable law.

Upon any transfer of the Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will convert into one share of common stock. No optional conversion is permitted.

Series C Convertible Participating Preferred Stock. As of April 25, 2018, we had outstanding approximately 143,458 shares of Series C convertible participating preferred stock (the “Series C Preferred Stock”). The Series C Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable in the same consideration and manner as is declared on any share of common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series C Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series C Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series C Preferred Stock will be entitled to receive $40.00 per share of Series C Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series C Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series C Preferred Stock has no voting rights except as required by applicable law.

Upon termination of all of the obligations of PNC Asset Management, Inc. and PNC (the “PNC Parties”) under the Share Surrender Agreement, dated as of October 10, 2002, as amended, by and between BlackRock and the PNC Parties (as amended, the “Share Surrender Agreement”), each share of Series C Preferred Stock shall be automatically converted into one share of common stock. Prior to any such conversion, no share of Series C Preferred Stock may be transferred other than to BlackRock in accordance with the Share Surrender Agreement.

Series D Convertible Participating Preferred Stock. As of April 25, 2018, no shares of Series D participating preferred stock (the “Series D Preferred Stock”) were outstanding. The Series D Preferred Stock is entitled to receive any dividend that is paid to holders of common stock or the holders of Series B Preferred Stock, payable in the same consideration and manner as is declared on any share of common stock or the Series B Preferred Stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock or Series B Preferred Stock must also be made accordingly to the Series D Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series D Preferred Stock must also be made accordingly to the common stock and Series B Preferred Stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series D Preferred Stock will be entitled to receive $0.01 per share of Series D Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series D Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series D Preferred Stock has no voting rights except as required by applicable law.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Voting Rights. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders.

Dividends and Liquidation Rights. Subject to the preferential rights of the Series B Preferred Stock, the Series C Preferred Stock and any other outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and, upon liquidation, holders of common stock will be entitled to share pro rata in any distribution of our assets after payment, or providing for the payment of, our liabilities.

Miscellaneous. The outstanding shares of our common stock, offered pursuant to the registration statement of which this prospectus forms a part, upon issuance and payment therefor will be, fully paid and nonassessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

The transfer agent and registrar for our common stock is Computershare Investor Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, telephone (800) 903-8567.

Anti-Takeover Considerations

The Delaware General Corporation Law, our certificate of incorporation and our bylaws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation provides that stockholders may take action by written consent if such action has been approved in advance by the majority vote of our board of directors.

Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors, or any committee of the board of directors that has the power to call such meetings. No stockholder may call a special meeting.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our amended and restated certificate of incorporation provides that any or all of the directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders if the vacancy resulted from the action of stockholders.

No Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

Our directors are elected annually for terms of one year.

Board Composition

Our implementation and stockholder agreement with PNC provides that, subject to certain consents by PNC, we will use our best efforts to, at each annual meeting of stockholders, cause the election of directors such that our board of directors consists of no more than 19 directors, not less than two nor more than four directors who will be members of our management, two directors who will be designated by PNC and the remaining directors being independent for purposes of the rules of the New York Stock Exchange and not designated by or on behalf of PNC or any of its affiliates. PNC has designated one member of the board of directors and retains the right to designate a second director at any time in accordance with the implementation and stockholder agreement. PNC has been permitted to invite an observer to attend meetings of the Board of Directors as a non-voting guest. PNC has also granted a temporary waiver to permit our board of directors to consist of 20 directors until our annual meeting of stockholders held in calendar year 2018.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) entities whose underlying assets include assets of a plan described in (a) or (b) by reason of such plan’s investment in such entities, which may include without limitation, certain insurance company separate accounts, insurance company general accounts and collective investment funds (each of (a), (b) and (c), a “Plan”) and (d) persons who have certain specified relationships to Plans (“parties in interest” under ERISA and “disqualified persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and “parties in interest” or “disqualified persons” with respect to such Plan, and restrict fiduciaries from engaging in transactions that involve “self-dealing” or conflicts of interests. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. Governmental plans, certain church plans and non-U.S. plans, while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar laws.

The issuer, trustee, underwriters or certain affiliates thereof (“Transaction Parties”) may be “parties in interest” or “disqualified persons” with respect to a number of Plans. Accordingly, investment in the offered securities by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., an extension of credit to a “party in interest”). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between a plan and a non-fiduciary service provider to such Plan, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company separate accounts; PTCE 91-38 which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager;” or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment. If a purchase or transfer were to result in a non-exempt prohibited transaction, such purchase or transfer may have to be rescinded.

By its acquisition of any offered securities , each investor will be deemed to have represented that either (i) it is not a Plan that is subject to the prohibited transaction rules of ERISA or the Code or a governmental, church or non-U.S. plan subject to similar laws, or (ii) its investment will not constitute or result in a non-exempt prohibited transaction by reason of the application of one or more statutory or administrative exemptions under ERISA or the Code (or in the case of a governmental, church or non-U.S. plan, any similar exemption under any similar laws).

In addition, without limiting the foregoing, by acquiring an offered security (including any interest in a security), each purchaser and transferee that is an Plan will be deemed to represent and warrant, and acknowledge (as applicable) as long as it holds such investment that: (1) the decision to invest in such offered security has been and will be made by a fiduciary of the Plan (“Plan Fiduciary”); (2) none of the Transaction Parties or their agents have provided nor will provide advice with respect to the acquisition of, and investment in, the security by the Plan; (3) the Plan Fiduciary is either (a) a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency, (b) an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an Plan; (c) an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business; (d) a broker-dealer registered under the U.S. Securities Exchange Act of 1934, as amended; or (e) an independent fiduciary that holds, or has under its management or control, total assets of at least $50 million (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is an individual directing his or her own individual retirement account or a relative of such individual); (4) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the Plan’s investment in the notes; (5) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA or Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s investment in the offered securities; (6) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the offered security or to negotiate the terms of the Plan’s investment in the offered securities; and (7) the Plan Fiduciary has been, and hereby is, informed by the Transaction Parties (A) that none of the Transaction Parties or their agents are undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such party has given investment advice or otherwise made a recommendation, in connection with the Plan’s investment in the offered securities; and (B) of the existence and nature of the Transaction Parties financial interests with respect to the offered securities (including pursuant to the prospectus and an supplement). The above representations in this paragraph are intended to comply with the Department of Labor’s regulation Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997), if these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

The sale of any offered securities to a Plan or a plan subject to similar laws is in no respect a representation or advice by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate or recommended for such plans generally or any particular plan.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of BlackRock’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

28,753,248 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Citigroup

Evercore ISI

BofA Securities

J.P. Morgan

Barclays

Credit Suisse

PNC Capital Markets LLC

Co-Managers

Goldman Sachs & Co. LLC

Jefferies

UBS Investment Bank

Wells Fargo Securities

Keefe, Bruyette & Woods,

                             A Stifel Company

Piper Sandler

RBC Capital Markets

Academy Securities

Guzman & Company

Loop Capital Markets

Siebert Williams Shank

May 12, 2020